As filed with the Securities and Exchange Commission on March 5, 2009

Registration No.

UNITES STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

POST-EFFECTIVE AMENDMENT TO

FORM S-8 REGISTRATION STATEMENT NO. 33-88810

FORM S-8 REGISTRATION STATEMENT NO. 333-29651

FORM S-8 REGISTRATION STATEMENT NO. 333-29655

FORM S-8 REGISTRATION STATEMENT NO. 333-133586

UNDER THE SECURITIES ACT OF 1933

______________________________

SUN-TIMES MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-3518892 (IRS Employer Identification No.)

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350 North Orleans, Floor 10-S

Chicago, Illinois             60654

(Address of Principal Executive Offices) (Zip Code)

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Hollinger International, Inc. 1994 Stock Option Plan

Hollinger International, Inc. 1997 Stock Incentive Plan

Sun-Times Media Group, Inc. Amended and Restated 1999 Stock Incentive Plan

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(Full titles of plan)

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James D. McDonough, Esq.

Sun-Times Media Group, Inc.

350 North Orleans, Floor 10-S

Chicago, Illinois 60654

(312) 321-2299

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(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Judith R. Thoyer, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas, New York, New York 10019-6064

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer (do not check if a smaller reporting company) ☐	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF SHARES

On January 2, 2009, (the “Company”) filed a Form 15 terminating the registration under the Securities Exchange Act of 1934 of (the “Common Stock”).

This Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the "Prior Registration Statements") is filed to deregister all shares of Class A Common Stock, par value $0.01 per share, of Sun-Times Media Group, Inc. that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) Hollinger International, Inc. 1994 Stock Option Plan, (ii) Hollinger International, Inc. 1997 Stock Incentive Plan, and (iii) Sun-Times Media Group, Inc. Amended and Restated 1999 Stock Incentive Plan.

1.	Registration Statement No. 33-88810 filed January 27, 1995 and amended by post-effective amendment filed on June 20, 1997;
2.	Registration Statement No. 333-29651 filed June 20, 1997;
3.	Registration Statement No. 333-29655 filed June 20, 1997
4.	Registration Statement No. 333-133586 filed April 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 5, 2009.

SUN-TIMES MEDIA GROUP, INC.
By:	/s/ Jeremy L. Halbreich
Name: Jeremy L. Halbreich Title: Chairman of the Board, Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Prior Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Titles	Date

/s/ Jeremy L. Halbreich	Chairman of the Board, Interim Chief Executive	March 5, 2009
Jeremy L. Halbreich	Officer (Principal Executive Officer)

/s/ David C. Martin	Senior Vice President and Chief Financial Officer	March 5, 2009
David C. Martin	(Principal Financial Officer)

/s/ Thomas L. Kram	Controller and Chief Accounting Officer	March 5, 2009
Thomas L. Kram	(Principal Accounting Officer)

/s/ Robert B. Poile	Vice Chairman	March 5, 2009
Robert A. Poile

Director
Michael E. Katzenstein

/s/ Graham W. Savage	Director	March 5, 2009
Graham W. Savage

Director
Robert A. Schmitz